______________________________________________________________________________
______________________________________________________________________________




                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D. C.  20549


                             ________________



                                 FORM 8-K



                              CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



                        Date of Report May 2, 1994


                                                                    I.R.S.
Commission                                                         Employer
   File                                          State of       Identification
  Number              Registrant               Incorporation        Number


001-11227     Washington Energy Company           Washington       91-1005304
001-11271     Washington Natural Gas Company      Washington       91-1005303



                 815 Mercer Street, Seattle, Washington 98111
             (Address of Registrant's principal executive offices)
      Registrant's telephone number, including area code:  (206) 622-6767


______________________________________________________________________________
______________________________________________________________________________

Item 5.  Other Events

On May 2, 1994, Washington Energy Company made the following press release:

WASHINGTON ENERGY ANNOUNCES SECOND-QUARTER RESULTS;
CABOT OIL & GAS MERGER EXPECTED TO CLOSE TODAY

     SEATTLE -- Washington Energy Company's second-quarter results bear out the company's earlier announcement that it expected significantly reduced earnings this year, Chairman, Chief Executive Officer and President William P. Vititoe said today.

     The company reported today that second-quarter earnings per share of common stock decreased 52 percent, compared to the same quarter a year ago. The decline was primarily due to the effects of warm winter weather and a reduced profit margin upon its natural gas utility, lower income from the newly-formed merchandising subsidiary and a loss from pipeline demand charges and brokerage activities at its oil and gas exploration and production subsidiary.

     For the three months ending March 31, 1994, earnings on common stock were $7.4 million, and earnings per share were 32 cents, compared to $15.5 million, and 67 cents per share, during the same period a year ago.

     Lower earnings reflect reduced rates that went into effect in October 1993 for the company's Washington Natural Gas subsidiary.

     Also, weather during the quarter was approximately 7 percent warmer than normal. A combination of warmer temperatures and shifting by some large-volume customers between classes and to alternative fuels lowered gas sales volumes, which were down approximately 4 percent.

     Partially offsetting the lower gas sales volumes were an additional 21,600, or 5 percent more, customers served on average during the quarter by Washington Natural Gas compared to a year ago. The gas utility now serves more than 440,000 customers in the central Puget Sound region of western Washington.

     As anticipated, earnings were also affected by lower income from the company's retail merchandise and services operation as the business is re-established in a new subsidiary, Washington
Energy Services.

     Operating income, before income taxes, of $366,000 during the quarter for Washington Energy Resources, the oil and gas exploration and production subsidiary, was down from $2.2 million during the same period a year ago. The decline was due primarily to a loss of $1.6 million from pipeline demand charges and brokerage activities.

12-month results

     Income from continuing operations, after preferred dividends, was 28 cents on a per-share basis for the 12 months ended March 31, 1994, down 72 percent from the same period a year ago, primarily reflecting the impact of reduced profits for Washington Natural Gas.
                                 PAGE 3

     By comparison, 12-month earnings on common from continuing operations one year ago was 99 cents per share.

    After discontinued operations, the company reported a loss in earnings on common of 19 cents a share, compared to earnings of 87 cents a share, a year ago.

     Vititoe noted that the loss reflects a charge of 47 cents per share from the loss recorded during the year on operations and divestiture of the Unisyn Biowaste Technology operation.

Cabot Oil & Gas Merger Expected to Close

     In addition, Washington Energy announced it expects to close today the merger of its oil and gas subsidiary, Washington Energy
Resources Company, with a subsidiary of Cabot Oil & Gas
Corporation.

     Washington Energy will receive 2,133,000 shares of Cabot Oil & Gas common stock, 1,134,000 shares of 6% convertible preferred stock of Cabot, stated at $50 value, and approximately $64 million in cash. The value announced in a press release on Feb. 25, 1994, of $180 million, has been reduced by approximately $23 million, to reflect a downward revision in reserves due to lower production from newly drilled wells.

     The purchase price is subject to further adjustment based on performance of wells in a certain field over the next year.

     Washington Energy Company will retain certain marketing and pipeline capacity assets. As previously announced, the company plans to establish a reserve for losses due to pipeline capacity charges and other costs related to the merger.

    Vititoe noted that because the company is required to provide deferred taxes of over $20 million and will provide reserves for contingencies of over $15 million, net of tax, as a result of the merger and related transactions, the company expects to record a loss of $25 to $30 million for these items during the third quarter, ending June 30, 1994.
PAGE>
<TABLE

Washington Energy Company

SUMMARY INCOME STATEMENT AND OTHER FINANCIAL DATA

(Dollars in thousands, except per share amounts)

<F>
                                                                        3
Months Ended             12 Months Ended

March 31 (1)                March 31

_______________________     ________________________
                                                                    1994
 1993           1994         1993
Washington Energy Company                                       __________
__________     __________   __________


Operating Revenues

  Utility sales of gas                                          $ 139,440    $
132,505      $ 387,814    $ 326,768
  Merchandise and other                                            12,021
20,976         66,509       76,704
  Oil and natural gas production                                    8,163
 7,415         31,926       23,603
    Total operating revenues                                    $ 159,624    $
160,896      $ 486,249    $ 427,075


Operating income                                                $  16,886    $
24,186      $  42,795    $  53,602


Income from continuing operations                               $   7,446    $
16,190      $   7,307    $  21,162


Discontinued operations, net of income taxes

  Loss from operations
  (627)        (1,230)      (2,580)
  Loss on disposal
               (9,818)


Net income (loss)                                               $   7,446    $
15,563      $  (3,741)   $  18,582


Preferred dividends
    26             58          104
Preferred redemption
                  673


Earnings (loss) on common stock                                 $   7,446    $
15,537      $  (4,472)   $  18,478


Earnings (loss) per common share                                     $.32
  $.67          ($.19)        $.87
Dividends per common share                                           $.25
  $.35          $1.20        $1.40


Average common shares outstanding in thousands                     23,443
23,037         23,283       21,277
Book value per share
               $13.95       $15.34


Capitalization and Short-Term Debt

  Common
            $ 328,006    $ 354,486
  Preferred
               60,000       27,348
  Long-term debt
              333,260      276,540
  Commercial paper and notes payable
              126,642      129,290
    Total capitalization and short-term debt
            $ 847,908    $ 787,664


Net plant
            $ 905,684    $ 816,464


Operating Income (Loss) by Business Segment

 Before Income Taxes

  Natural gas distribution                                      $  20,735    $
26,751      $  42,572    $  46,148
  Retail merchandise and services                                    (721)
 3,405          2,952        8,780
  Oil and natural gas                                                 366
 2,161          3,862        6,927
  Other                                                              (754)
   (67)        (3,732)        (757)
    Total                                                       $  19,626    $
32,250      $  45,654    $  61,098




(1) Results for the quarter are not indicative of what can be expected for a full year of operations because operating revenues and earnings are greatly affected by variations in weather conditions.

Washington Energy Company

(Dollars in thousands)


March 31 (1)                March 31
                                                                    1994
 1993           1994         1993
Washington Natural Gas Company                                  __________
__________     __________   __________


Operating Revenues

  Firm                                                          $ 123,513    $
116,630      $ 332,038    $ 285,741
  Interruptible                                                    15,927
15,875         55,776       41,027
  Rentals and other                                                 2,381
 1,900          8,564        7,613
    Total operating revenues                                    $ 141,821    $
134,405      $ 396,378    $ 334,381


Gross utility margin - gas revenues less gas purchases          $  56,949    $
61,872      $ 172,373    $ 164,498


Net income                                                      $   9,171    $
15,394      $  11,128    $  18,433


Utility gas sales (000's of therms)

  Firm                                                            241,198
247,785        640,541      600,472
  Interruptible                                                    70,551
76,262        256,555      255,873
    Total sales of gas                                            311,749
324,047        897,096      856,345


Customers served (average)

  Firm                                                            443,243
421,631        433,023      410,677
  Interruptible                                                     1,107
 1,107          1,051        1,065
    Total customers                                               444,350
422,738        434,074      411,742


Weather % colder (+) or warmer (-) than normal (in terms

  of degree days)                                                    -6.6%
   2.1%          -5.3%        -6.3%


Degree days                                                         1,803
 1,981          4,514        4,475




























(1) Results for the quarter are not indicative of what can be expected for a full year of operations because operating revenues and earnings are greatly affected by variations in weather conditions.

Washington Energy Company

(In thousands, except price data)

                                                                        3
Months Ended             12 Months Ended

March 31                    March 31

_______________________     _______________________
                                                                    1994
 1993           1994         1993
Washington Energy Resources Company                             __________
__________     __________   __________


Production Statistics



   Gas production

       Revenue                                                  $   7,386    $
 4,677      $  24,253    $  16,601
       Mcf                                                          3,770
 2,440         13,827        9,868
       Price                                                        $1.96
 $1.92          $1.75        $1.68


   Oil production

       Revenue                                                  $   2,110    $
 1,691      $   7,570    $   7,257
       Bbl                                                            153
    92            475          387
       Price                                                       $13.79
$18.38         $15.94       $18.75


   Plant products and other

       Revenue                                                  $     244    $
   694      $   2,092    $   2,641
       Boe                                                             26
    55            191          224
       Price                                                        $9.38
$12.62         $10.95       $11.79


   Equivalent barrels production

       Revenue                                                  $   9,740    $
 7,062      $  33,915    $  26,499
       Boe                                                            809
   555          2,971        2,257
       Price                                                       $12.04
$12.72         $11.42       $11.74


Brokered income (loss) and other                                $  (1,577)   $
   353      $  (1,989)   $     811


Total revenue, including sales to affiliate                     $   8,163    $
 7,415      $  31,926    $  27,310


  Less sales to affiliate                                       $       0    $
     0      $       0    $   3,707


Total Revenue                                                   $   8,163    $
 7,415      $  31,926    $  23,603

                                         PAGE 7



Signatures

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         WASHINGTON ENERGY COMPANY


                         by /S/ James P. Torgerson
                         Senior Vice President - Finance,
                         Planning and Development and
                         Chief Financial Officer


                         WASHINGTON NATURAL GAS COMPANY


                         by /S/ James P. Torgerson
                         Senior Vice President - Finance,
                         Planning and Development and
                         Chief Financial Officer


May 2, 1994